Contact: Bill Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION

Kansas City, Missouri, November 2, 2010 - Kansas City Southern (KCS) (NYSE: KSU) announced today that its wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V., a Mexican corporation (the "Company"), has commenced (1) a cash tender offer for any and all of its outstanding 7 5/8% Senior Notes due 2013 (CUSIP No. 485161AD5) (the "7 5/8% Notes"), of which a principal amount of $175 million is outstanding, and a consent solicitation relating to certain amendments designed to eliminate or make less restrictive substantially all of the restrictive covenants and modify certain other provisions contained in the indenture under which the 7 5/8% Notes were issued (the "7 5/8% Notes Offer") and (2) a cash tender offer for any and all of its outstanding 12 1/2% Senior Notes due 2016 (CUSIP No. 485161AF0) (the "12 1/2% Notes" and together with the 7 5/8% Notes, the "Notes"), of which a principal amount of $130 million is outstanding (the "12 1/2% Notes Offer" and, together with the 7 5/8% Notes Offer, the "Offers"). The terms and conditions of the 7 5/8% Notes Offer are set forth in the Offer to Purchase and Consent Solicitation Statement dated November 2, 2010 (the "7 5/8% Notes Offer to Purchase"). The terms and conditions of the 12 1/2% Notes Offer are set forth in the Offer to Purchase dated November 2, 2010 (the "12 1/2% Notes Offer to Purchase" and, together with the 7 5/8% Notes Offer to Purchase, the "Offers to Purchase"). Each Offer will expire at 12:00 midnight, New York City time, on December 1, 2010, unless extended (the "Expiration Time"). The Company may amend, extend or, subject to certain conditions, terminate the Offers.

If the Company repurchases all of its outstanding 7 5/8% Notes and 12 1/2% Notes, then KCS expects to record a one-time charge of up to $50 million on a pre-tax basis (approximately $0.33 per diluted share on an after-tax basis) in the fourth quarter of 2010 for debt retirement costs and other associated expenses in connection with the repurchases.

Holders who validly tender and do not withdraw their 7 5/8% Notes prior to 5:00 p.m., New York City time, on November 16, 2010, unless such date is extended (the "Consent Deadline"), will be entitled to receive $1,040.63, payable in cash, for each $1,000.00 principal amount of 7 5/8% Notes accepted for purchase, which amount includes a consent payment of $30.00 per $1,000 principal amount of 7 5/8% Notes accepted for purchase. Holders who validly tender their 7 5/8% Notes after that time but prior to the Expiration Time will be entitled to receive $1,010.63, payable in cash, for each $1,000.00 principal amount of 7 5/8% Notes accepted for purchase.

Holders who validly tender their 12 1/2% Notes prior to 5:00 p.m., New York City time, on November 16, 2010, unless such date is extended (the "Early Tender Deadline"), will be entitled to receive $1,240.00, payable in cash, for each $1,000.00 principal amount of 12 1/2% Notes accepted for purchase, which amount includes an early tender premium of $30.00 per $1,000 principal amount of 12 1/2% Notes accepted for purchase. Holders who validly tender their 12 1/2% Notes after that time but prior to the Expiration Time will be entitled to receive $1,210.00, payable in cash, for each $1,000.00 principal amount of 12 1/2% Notes accepted for purchase.

Tendered 7 5/8% Notes may be withdrawn at any time prior to the earlier of (1) the date of the announcement by the Company of its receipt of the requisite consents and execution of a supplemental indenture relating thereto or (2) 5:00 p.m., New York City time, on November 16, 2010. Tendered 12 1/2% Notes may not be withdrawn except as may be required by applicable law.

Each Offer is subject to customary conditions, including, among others, a financing condition (the "Financing Condition") that the Company receives net proceeds from a debt financing transaction in an amount sufficient to fund the principal amount of tendered Notes and certain expenses related to the Offers and the proposed debt financing transaction.

Subject to the terms and conditions set forth in the relevant Offer to Purchase, holders who validly tender Notes will also receive accrued and unpaid interest to, but not including, the applicable settlement date. The settlement date is expected to occur upon satisfaction or waiver by the Company of the conditions to the Offers, which is expected to be on or about (1) November 22, 2010 for Notes tendered and not withdrawn prior to the Consent Deadline or the Early Tender Deadline, as the case may be, and (2) December 2, 2010 for Notes tendered after the Consent Deadline or the Early Tender Deadline, as the case may be, but prior to the Expiration Time, in each case assuming the Notes are accepted for purchase.

The Company has engaged BofA Merrill Lynch, as the dealer manager and solicitation agent for the Offers. Persons with questions regarding either of the Offers should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388-9217 (attention: Debt Advisory Services). Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Offers, at (800) 859-8509 or (212) 269-5550.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offers and the consent solicitation are being made solely by the relevant Offer to Purchase. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as "expects," "anticipates," "believes" or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management's perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company's technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSM. More detailed information about these factors may be found in filings by Kansas City Southern and Kansas City Southern de México, S.A. de C.V. with the Securities and Exchange Commission, including their most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSM are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

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